UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2026
Date of Report (date of earliest event reported)

S&T BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
The board of directors of S&T Bancorp, Inc. (S&T), the holding company for S&T Bank, approved a $0.38 per share cash dividend on October 28, 2026. A copy of the press release is attached hereto as Exhibit 99.1. This is an increase of $0.01, or 2.70 percent, compared to a cash dividend of $0.37 per share declared in the prior quarter and an increase of $0.02, or 5.56 percent, compared to a cash dividend of $0.36 per share declared in the same period in the prior year. The annualized yield using the October 27, 2026 closing price of $50.59 is 3.00 percent. The dividend is payable November 27, 2026 to shareholders of record on November 12, 2026.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Dividend Press Release
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
October 28, 2026	Mark Kochvar Senior Executive Vice President, Chief Financial Officer